As filed with the Securities and Exchange Commission on April 2, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REMEC, INC.

(Exact name of Registrant as specified in its charter)

California	95-3814301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, Del Mar, CA 92014 (858) 505-3713

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Donald J. Wilkins

Vice President, General Counsel and Secretary

3790 Via de la Valle, Del Mar, California 92014 (858) 505-3713

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Randall B. Schai, Esq.

Heller Ehrman White & McAuliffe LLP

333 Bush Street

San Francisco, California 94104-2878

Telephone: (415) 772-6000

Facsimile: (415) 772-6268

Approximate date of commencement of proposed sale to the public:    From time to time as soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☒    Registration No. 333-111409

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	34,385	$7.605	$261,497.92	$33.13

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional securities of Registrant that become issuable by reason of any stock dividend, stock split, recapitalization, reorganization or similar event effected without receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s common stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on March 29, 2004.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-111409) filed by REMEC, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on December 19, 2003, as amended, which was declared effective by the SEC on January 8, 2004, and including the documents filed by the Company with the SEC and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on April 2, 2004.

REMEC, Inc.

By:	/s/ Robert W. Shaner

Robert W. Shaner
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Shaner and Thomas H. Waechter, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert W. Shaner Robert W. Shaner	Interim Chief Executive Officer (Principal Executive Officer)	April 2, 2004

/s/ Winston E. Hickman Winston E. Hickman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 2, 2004

/s/ Martin Cooper Martin Cooper	Director, President and Chief Executive Officer	April 2, 2004

/s/ Thomas A. Corcoran Thomas A. Corcoran	Director	April 2, 2004

/s/ Mark D. Dankberg Mark D. Dankberg	Director	April 2, 2004

/s/ William H. Gibbs William H. Gibbs	Director	April 2, 2004

/s/ Andre R. Horn Andre R. Horn	Chairman of the Board	April 2, 2004

/s/ Harold E. Hughes Harold E. Hughes	Director	April 2, 2004

/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	April 2, 2004

II-1

REMEC, INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Heller Ehrman White & McAuliffe LLP.

23.1	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (included on page II-1).